SCHEDULE  14A  INFORMATION
Proxy  Statement  Pursuant  to  Section  14(a) of the Securities Exchange Act of
1934
(Amendment  No.  )
Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:
[  ]   Preliminary  Proxy  Statement
[ ]   Confidential,  for  use  of the Commission Only (as permitted by Rule 14a-
        6(e)(2)
[x]   Definitive  Proxy  Statement
[  ]   Definitive  Additional  Materials
[ ]   Soliciting  Material  Pursuant to Rule 240. 14a-11 (c) or Rule 240. 14a-12

      CANANDAIGUA  NATIONAL  CORPORATION
(NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)

(NAME  OF  PERSON  (S)  FILING  PROXY  STATEMENT,  IF  OTHER  THAN  REGISTRANT)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[x]  No  fee  required
[  ]  Fee  computed  on table below per Exchange Act Rules 14a-6(i) (1) and 0-11
(1)  Title  of  each  class  of  securities  to  which  transaction  applies:
      Not  Applicable
(2)  Aggregate  number  of  securities  to  which  transaction  applies:
      Not  Applicable
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      Not  Applicable
(4)  Proposed  maximum  aggregate  value  of  transaction:
      Not  Applicable
(5)  Total  fee  paid:
      Not  Applicable

[  ]   Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11 (a) (2) and identify the filing for which the offsetting fee
      was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount  Previously  Paid:
      Not  Applicable
(2)  Form,  Schedule  or  Registration  Statement  No.:
      Not  Applicable
(3)  Filing  Party:
      Not  Applicable
(4)  Date  Filed:
      Not  Applicable

               CANANDAIGUA  NATIONAL  CORPORATION
                ANNUAL  MEETING  OF  STOCKHOLDERS
                      MARCH  14,  2001

      THIS  PROXY  IS  SOLICITED  BY  THE  BOARD  OF  DIRECTORS  OF
             CANANDAIGUA  NATIONAL  CORPORATION

     The undersigned hereby appoints Robert J. Craugh and James A. Avery, jointly and severally, proxies, with power of substitution, to represent and to vote at the Annual Meeting of Stockholders (including adjournments) of CANANDAIGUA NATIONAL CORPORATION, to be held on March 14, 2001 at 1:00 p.m., at the Offices of the Corporation, 72 South Main Street, Canandaigua, New York, with all powers the undersigned would possess if personally present, as specified on the ballot below and in accordance with their discretion for any other business that may come before the meeting or any adjournment thereof, and the undersigned hereby revokes all proxies previously given by the undersigned with respect to the shares of common stock covered hereby.

     Unless a contrary choice is specified, this proxy will be voted "FOR" Items 1 and 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTORS' PROPOSALS
TO:

     1.   Elect  four  Class  3  Directors  for  terms  of  three  years.
          NOMINEES:   Robert  G. Sheridan, Patricia A. Boland, Alan J. Stone and
Richard  P.  Miller,  Jr.

          [  ]  FOR          [  ]  AGAINST            [  ]  ABSTAIN

          TO  WITHHOLD  AUTHORITY  TO  VOTE  FOR ANY NOMINEE, DRAW A SINGLE LINE
THROUGH  THE  NAME  OF  THAT  NOMINEE.

     2. Transact such other business as may properly come before the meeting or any adjournment thereof.

          [  ]  FOR          [  ]  AGAINST             [  ]  ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ALL MATTERS REFERRED TO IN ITEM 2.

     When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary or in a representative capacity, please add your title as such. If signing as power of attorney or in any other representative capacity, please provide proof of such capacity. If a partnership, please sign in partnership name by authorized person. If a corporation, please sign in full corporate name by authorized officer, giving title.

     Receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement dated February 26, 2001, and the 2000 Annual Report is hereby acknowledged.

Date  _______________,  2001
______________________________
Signature


______________________________
Signature  if  held  jointly

Please sign, date, and promptly return the proxy in the enclosed envelope.

                           CANANDAIGUA  NATIONAL  CORPORATION
                                72  SOUTH  MAIN  STREET
                             CANANDAIGUA,  NEW  YORK  14424

This Proxy Statement is being mailed to holders of common stock, in connection with solicitation of proxies by the Board of Directors of Canandaigua National Corporation for use at the Annual Meeting of Stockholders to be held March 14, 2001 at 1:00 p.m., at the Offices of the Corporation, 72 South Main Street, Canandaigua, NY 14424 and any adjournment thereof. Each proxy that is properly executed and returned will be voted at the meeting and, if a choice is specified therein, will be voted in accordance with the specification made. If no choice is specified, it will be voted in favor of the proposals set forth in the notice enclosed herewith. Any proxy may be revoked by the person giving it at any time prior to its exercise.

Only stockholders of record as of the close of business on January 31, 2001 are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 158,732 shares of common stock, par value $50 per share. Each share of common stock is entitled to one vote. A quorum will consist of the holders of not less than a majority of the shares entitled to vote, present either in person or by proxy.

This Proxy Statement and the accompanying proxy are being mailed by first-class mail on February 26, 2001.
All expenses incurred in connection with the solicitation of proxies will be borne by the Corporation. It is estimated that the cost of this solicitation of stock holders will be approximately $5,335.

                   STOCK  OWNERSHIP  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal  Beneficial  Owners  of  Common  Stock
------------------------------------------------


  A) The following table sets forth, as of January 31, 2001, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner ("beneficial ownership" as used in this Proxy Statement is defined in Rule 13d-3 under the Securities Exchange Act of
1934) of more than 5% of the Corporation's outstanding common stock, the number of shares beneficially owned, and the percentage of the Corporation's outstanding common stock so owned and the percentage of class of the Corporation's common stock beneficially owned by all Directors and Principal
Officers  of  the  Corporation  as  a  group:

                                            Shares of Common       Percent of
Name and Address                               Stock Owned           Class
---------------------------------------------------------------------------

All Directors and Principal Officers                13,644(1)        8.60 %
of Corporation as a Group (13 persons)

(1)  Includes  shares  set  forth  in  footnotes  to  Table  B


     As of January 31, 2001, the Trust Department of The Canandaigua National Bank and Trust Company held in various fiduciary capacities 45,234 shares or
28.50 % of the outstanding shares. The Trust Department of the bank has the power to vote 9,680 of these shares.


 B)    Beneficial  Ownership by Directors and Principal Officers:  The following table sets forth  as  of  January  31,  2001,  the  amount  and  percentage of the common stock of the
Corporation  beneficially  owned  by  each  Director  and  each  Principal  Officer.

                                                Shares of Common                   Percent of
Name and Address                                   Stock Owned                       Class
-------------------------------------------------------------------------------------------

Patricia A. Boland                                      50                            .03 %
Canandaigua, NY

David Hamlin, Jr.                                      536(1)                         .34 %
Bloomfield, NY

Frank H. Hamlin                                      5,057                           3.19 %
Naples, NY

George W. Hamlin, IV                                 1,891(2)                        1.19 %
Canandaigua, NY

Stephen D. Hamlin                                    1,500(3)                         .95 %
Canandaigua, NY

James S. Fralick                                       100                            .06 %
Canandaigua, NY

Richard P. Miller, Jr.                                  20                            .01 %
Naples, NY

Caroline C. Shipley                                    116                            .07 %
Canandaigua, NY

Alan J. Stone                                        3,984(4)                        2.52 %
Honeoye, NY

Gregory S. MacKay                                      118(5)                         .07 %
Canandaigua, NY

Robert G. Sheridan                                      68(6)                         .04 %
Canandaigua, NY

Daniel P. Fuller                                       184(7)                         .12 %
Canandaigua, NY

Sue S. Stewart
Victor, New York                                        20                            .01 %

(1)  Includes  70  shares  in  his  Self-Directed  IRA  held  by  subsidiary  bank.

(2)  Includes  205  shares  owned individually by his spouse.  George W. Hamlin, IV has the option  to  acquire 1,253 shares under the terms of the Company's 1998 Stock Option Plan as described  under  the  "Stock  Options"  Section  of  this  Proxy  Statement.

(3)  Includes  410  shares  owned  individually  by  his  spouse.

(4)  Includes  485  shares  owned  by  his  IRA  held  by  subsidiary bank, 60 shares owned individually  by  his  spouse,  93  shares owned by her IRA held by subsidiary bank and 446 shares  owned  by  his  children  under  Trust  Agreements.

(5)  Includes  1 share owned individually by his spouse, 59 shares owned by his IRA held by subsidiary  bank and 16 shares owned by his two children.  Gregory S. MacKay has the option to  acquire  229  shares  under  the  terms  of  the  Company's  1998  Stock  Option  Plan.

(6)  Includes  18  shares  owned as custodian for his three children under New York Uniform
Transfers  to Minors Act and 10 shares owned by his IRA held by subsidiary bank.  Robert G.
Sheridan  has  options  to acquire 393 shares under the terms of the Company's Stock Option
Plan  as  described  under  the  "Stock  Option"  Section  of  this  Proxy  Statement.

(7)  Includes  25  shares owned individually by his spouse and 86 shares owned as custodian for  his  two  children  under  New  York  Uniform  Transfer  to  Minors  Act.




                  SECTION  16  (a)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, Directors and greater than 10% beneficial owners complied with all applicable filing requirements


                                 ELECTION  OF  DIRECTORS

     The number of Directors to be elected at the 2001 Annual Meeting is four. Directors are elected annually by the stockholders to hold office for three years and until their successors are elected and qualified. Management has nominated as Directors, and recommends the election, of the four persons listed below. Nominees Patricia A. Boland and Alan J. Stone are members of the present Board and were first elected by the stockholders of the Corporation at the Annual Meeting held in 1986. Nominee Robert G. Sheridan is a member of the present Board and was first elected by the stockholders of the Corporation at the Annual Meeting held in 1992. Nominee Richard P. Miller, Jr., is a member of the present Board and was first elected by the stockholders of the Corporation at the Annual Meeting held in 1998. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If at the time of the Annual Meeting any of them becomes unavailable for election, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors. Management has no reason to believe that any substitute nominees will be required. Sue S. Stewart was appointed as a Class 1 Director by the Board of Directors at the August 2000 Board Meeting.

                 INFORMATION  ON  DIRECTORS  AND  NOMINEES



2001  Incumbent  Class  3  Directors  -  Term  Expiring  2001

                              Year First Elected
                               or Appointed to:    Principal Occupation
Name                    Age   Corporation   Bank   For Past Five Years
------------------------------------------------------------------------------

Robert G. Sheridan      52       1984       1992   Senior Vice President and
                                                   Cashier  - The Canandaigua
                                                   National Bank and Trust
                                                   Company - 1989 - present

Patricia A. Boland      65       1986       1986   Retired Educator;
                                                   Retired Mayor - City of
                                                   Canandaigua

Alan J. Stone           60       1986       1986   CEO Stone Construction
                                                   Equipment, Inc. until 1986;
                                                   Managing Partner - Stone
                                                   Properties July 1986 -
                                                   present; Chairman of the
                                                   Board - Canandaigua
                                                   National Corporation -
                                                   February 1994 - present

Richard P. Miller, Jr.  57       1998       1998   Senior Vice President &
                                                   Chief Operating Officer
                                                   U of R 1996 - 2000; Vice
                                                   Chancellor & Chief
                                                   Operating Officer - State
                                                   University of New York




         Class  2  Directors  -  Term  Expiring  2002

                              Year First Elected
                               or Appointed to:    Principal Occupation
Name                    Age   Corporation   Bank   For Past Five Years
-------------------------------------------------------------------------------
Frank H. Hamlin         95       1984       1948   Bank Director - Investor

Stephen D. Hamlin       64       1984       1973   Chief Executive Officer -
                                                   Sonnenberg Gardens
                                                   February 1996-2000;
                                                   Present -Retired Cultural
                                                   Leader

James S. Fralick        58       1998       1998   Principal & Director
                                                   European Economic
                                                   Research - Morgan
                                                   Stanley & Co. - 1993
                                                   1997; Adjunct Professor -
                                                   Economics - Syracuse
                                                   University 1998 - present

Daniel P. Fuller        50       1996       1996   President and General
                                                   Manager-Bristol Mountain
                                                   Ski Resort - December 1984 -
                                                   Present




             Class  1  Directors  -  Term  Expiring  2003

                              Year First Elected
                               or Appointed to:    Principal Occupation
Name                    Age   Corporation   Bank   For Past Five Years
------------------------------------------------------------------------------
Caroline C. Shipley     61       1984       1984   Educator - Director
                                                   New York State School
                                                   Boards Association
                                                   January 1991- December
                                                   1999; Vice President 1995;
                                                   President 1996 -1997

George W. Hamlin, IV    59       1984       1979   President, CEO, CRA and
                                                   Trust Officer - The
                                                   Canandaigua National Bank
                                                   and Trust Company - April
                                                   1979 - present; Director of
                                                   the Buffalo Branch Federal
                                                   Reserve Bank of New York
                                                   - 1992 - 1996; Director of
                                                   Federal Reserve Bank of
                                                   New York -1997 - present

Sue S. Stewart          57       2000       2000   Partner, Nixon, Peabody,
                                                   LLP: Managing Partner
                                                   Rochester Office, 1998 -
                                                   2000

David Hamlin, Jr.       57       1993       1993   Farmer; Colonel, USAF
                                                   Retired

                 TRANSACTIONS  WITH  CERTAIN  RELATED  PERSONS

     The  family  relationships  between  the  above-named Directors are as follows:
George  Hamlin  is  the  son of Frank Hamlin.  Stephen Hamlin is the nephew of Frank
Hamlin and first cousin of George Hamlin.  David Hamlin, Jr., is a first cousin once removed  of  Frank  Hamlin  and  a  second  cousin  of  George  and  Stephen Hamlin.

     During  fiscal  year  2000,  Sue  S.  Stewart, Esq. was Managing Partner of the
Rochester  New  York  office of the law firm Nixon Peabody, LLP. Ms. Stewart retired from  Nixon Peabody, LLP as of February 1, 2001.  Nixon Peabody, LLP was retained by the  company  during  2000  to perform legal services on behalf of the company.  The company intends to retain Nixon Peabody, LLP to perform legal services on its behalf in  2001.  The  aggregate of fees paid to Nixon Peabody, LLP during fiscal year 2000 did  not  exceed 5% of the gross revenue of Nixon Peabody, LLP for its latest fiscal year.


                  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     The Directors of Canandaigua National Corporation and the Directors of The Canandaigua National Bank and Trust Company are the same persons.

     The Corporation does not have standing Audit, Compensation, or Nominating Committees. These functions are performed by the following committees of The Canandaigua National Bank and Trust Company:

     The Audit Committee consists of four (4) Directors who are not employees of the subsidiary bank and who are appointed annually by the Board of Directors. Members of the Committee are:

        Caroline  C.  Shipley          James  S.  Fralick
        David  Hamlin,  Jr.            Patricia  A.  Boland

     The Audit Committee met eight (8) times during 2000 to supervise the internal audit and compliance activities of the Bank. The function of the Committee is to make or cause to be made suitable examinations every year and to insure that the Bank's activities are being conducted in accordance with the law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit Committee recommends to the Board of Directors the services of a reputable independent certified public accounting firm, and the Board of Directors then appoints the independent certified public accounting firm at the annual organizational meeting of Directors. The Committee receives and reviews the reports of the independent certified public accounting firm and presents them to the Board of Directors with comments and recommendations. At least once during each twelve-month period, this Committee makes audits of the Trust Department or causes audits to be made and ascertains whether an adequate review of all the assets in each trust has been made.


                       REPORT  OF  THE  AUDIT  COMMITTEE


     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of 4 directors, each of whom is independent as defined by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     The Corporation appointed KPMG, LLP as auditors for the fiscal year ended December 31, 2000. The following is a presentation of the fees paid to KPMG for professional services for the year ended December 31, 2000:

          Audit:                                        $  90,500
                                                        =========

          Non-Audit  -  Management  advisory  services      $295,000
                                                            ========

     Management of the Corporation was responsible for decisions made in connection with the management advisory services provided by KPMG and KPMG did not assume the role of an employee or management. The provision of services complies with the limitations on such services as set forth in the SEC's and Independence Standard Board's rules and interpretations.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                 THE  AUDIT  COMMITTEE

                 Caroline  C.  Shipley,  CHAIR
                 Patricia  A.  Boland
                 David  Hamlin,  Jr.
                 James  S.  Fralick

     The Officers' Compensation Committee consists of four (4) Directors who are not employees of the subsidiary bank and who are appointed by the Board of Directors each year. Members of the Committee are as follows:

          Daniel  P.  Fuller                Alan  J.  Stone
          Richard  P.  Miller,  Jr.          Caroline  C.  Shipley

     The Officers' Compensation Committee met five (5) times during 2000 to perform annual reviews of officers' performance. Based on the Committee's reviews, recommendations on officers' titles and salaries for the upcoming year are made to the Board of Directors for approval.

     The Nominating and Governance Committee consists of five (5) Directors who are not employees of the subsidiary bank and who are appointed by the Board of Directors each year. Members of the Committee are as follows:

          Patricia  A.  Boland         Daniel  P.  Fuller         Caroline  C.
Shipley
          Alan  J.  Stone              Richard  P.  Miller,  Jr.

     The Nominating and Governance Committee met four (4) times during 2000 to determine personal and professional qualifications for Board of Director candidates. The Committee reviews the qualifications of and interviews candidates for Director and makes recommendations to the Board of Directors for approval.

     In addition, the Board will consider recommendations submitted by stockholders. Any stockholder wishing to make such a recommendation should submit it to the Secretary of the Corporation. Notice of intention to make any nominations or other proposals, other than by the Board of Directors, must be made in writing and must be received by the Secretary of the Corporation no less than twenty (20) days prior to any meeting of stockholders called for the election of Directors. Such notification should contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the number of shares of common stock of the Corporation owned by the notifying stockholder.

     The Board of Directors of the Corporation held twelve (12) meetings during 2000. No incumbent Director of the Bank or of the Corporation attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members.


                    BOARD  OF  DIRECTORS  COMPENSATION

     For the years 2000 and 1999, no compensation was paid to members of the Board of Directors of Canandaigua National Corporation. For the years 2000 and 1999, the Chairman of the Board of Directors of The Canandaigua National Bank and Trust Company was compensated at the rate of $450 per meeting attended and the remaining members were paid at the rate of $425 per meeting attended.

                           PRINCIPAL  OFFICERS



     The  following  table  sets  forth selected information about the Principal
Officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:


                                                           Number
                             Office and                   of Shares
                            Position with                Beneficially
Name                         Corporation      Held Since    Owned          Age
------------------------------------------------------------------------------

George W. Hamlin, IV*         President         1984        1,891(1)       59
Robert G. Sheridan*           Secretary         1984           68(2)       52
Gregory S. MacKay*            Treasurer         1988          118(3)       51

(1) Includes 205 shares owned individually by his spouse. George W. Hamlin, IV has options to acquire 1,253 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement.

(2) Includes 18 shares owned as custodian for his three children under New York Uniform Transfers to Minors Act and 10 shares owned by his IRA held by subsidiary bank. Robert G. Sheridan has options to acquire 393 shares under the terms of the Company's Stock Option Plan as described under the "Stock Option" Section of this Proxy Statement.

(3) Includes 1 share owned individually by his spouse, 59 shares owned by his IRA held by subsidiary bank and 16 shares owned by his two children. Gregory MacKay has the option to acquire 229 shares under the terms of the Company's 1998 Stock Option Plan.

*All of the Principal Officers of the Corporation are officers of the subsidiary bank and have served as officers of the subsidiary bank for the past five (5) years.




                                      EXECUTIVE  COMPENSATION
                                    SUMMARY  COMPENSATION  TABLE

                                        Annual  Compensation               Long-Term  Compensation
                                   ---------------------------------     ---------------------------
                                                                         Awards   Other Compensation
                                                                         ------   ------------------
                                                                          SARs
      Name and             Year   Salary    Bonus          Other Annual   PSAs    Defined       ESOP
      Principal                                           Compensation   Stock    Contribution   ($)
      Position                     ($)             ($)         ($)       Options  Plan
                                                                                  ($)
      George W.            1998   248,951         18,826          7,316  See      22,569        1,786
      Hamlin, IV           1999   246,443         25,643           8964  Tables   18,042        1,870
      President            2000   253,344         36,390           9972  Below    15,252        1,820
----------------  -------------  --------  -------------  -------------  ------  -------        -----
Robert G.                  1998   106,805          8,932          3,485  See      15,255        1,192
Sheridan                   1999   105,729         13,788          3,400  Tables   12,076        1,236
Secretary                  2000   108,690         16,813          3,489  Below     9,885        1,163
----------------  -------------  --------  -------------  -------------  ------  -------        -----




                                      STOCK  APPRECIATION  RIGHTS  (SAR)
                                        PHANTOM  STOCK  AWARDS  (PSA)

     The  table  set  forth  below  lists the value of the Stock Appreciation Rights and Phantom
Stock  Awards  as  of  the  date  of  award  using  a  per-SAR and per-PSA value of $363.  Stock
Appreciation  Rights  are  exercisable  after  five years from the date of award.  Phantom Stock
Awards  are exercisable by a recipient upon reaching the age of 55 or upon attaining 15 years of continuous  full-time  employment  with  the  company.  No Stock Appreciation Rights nor Phantom
Stock  Awards  were  made  after  1998.


Name                     Year     Number     % of Total    Base Price     Estimated       Estimated
                                 Granted     SAR/PSAs      SARs Only      Value as of     Value as of
                                 SAR/PSA     Granted       $/share        Date of Award   End of Year
                                                                          SAR/PSAs        SAR/PSAs
                                                                               ($)           ($)

George W. Hamlin         1998   65.63/65.63           25%     241.99            7,941        7,941
                                                                               23,822       23,822

Robert G. Sheridan       1998   39.38/39.38           15%     241.99            4,765        4,765
                                                                               14,293       14,293





     The  following table sets forth below the aggregated SAR and PSA values at January 31, 2001 for the named executive officers.  The  value  of  the  SARs  and PSAs reflected in the table are based on the per-SAR and per-PSA value of $363 minus  the related exercise price.  The per-SAR and per-PSA value was frozen at $363 by the Board of Directors effective
January  1,  1999.



                                                                               Total Value of
                       Total number of unexercised SARs and PSAs     Unexercised in-the-money SARs and PSAs
                          at January 31, 2001                            at  January 31, 2001
                       Exercisable (#)   Unexercisable (#)           Exercisable ($)   Unexercisable ($)
                       --------------   -----------------            ---------------   -----------------
George W. Hamlin, IV       104.03             102.38                      15,444            12,753

Robert G. Sheridan          62.42             515.46                       9,266           172,468



     During  2000  the  named  executive officers exercised Stock Appreciation Rights and Phantom Stock
Awards  as  follows:

                            Stock Appreciation Rights                Phantom Stock Awards
                      # Exercised          Value Realized ($)    # Exercised    Value Realized ($)
                      ---------------      ----------------      -----------    ------------------
George W. Hamlin, IV      550                  113,130               757            274,694

Robert G. Sheridan        330                   67,878               None             None





                                     STOCK  OPTIONS

     During  2000,  the  Company  granted  options pursuant to the Company's 1998 Stock
Option  Plan. The Table below shows the relevant information pertaining to the grant of options  during  2000  to  named  executive  officers.


Name                   Year   Number of  % of        Base     Expiration
                              Options    Total       Price      Date (1)    Assumed Annual Rates of
                              Granted   Options     $/share               Stock Price Appreciation for
                                        Granted                              the Option Term ($) (1)
                                                                                 5%            10%
                                                                              -------        -------

George W. Hamlin, IV   2000     371       25%        437.18       2006         55,161        125,142

Robert G. Sheridan     2000     223       15%        437.18       2013         86,343        239,075


(1)  Since  the  stock  options have no stated expiration date, the expiration date for these  calculations  is  the  year  of  the  grantee's 65th birthday, considered normal retirement age.




     The  following  table  sets forth below the aggregated option values at January 31, 2001 for the named executive officers using an estimated market price of $450.83, the latest average market value in 2000 in a public  auction.

                                                                              Total Value of
                          Total number of unexercised options at      Unexercised in-the-money options  at
                                  January 31, 2001                           January 31, 2001
                          --------------------------------------      -------------------------------------
                          Exercisable (#)     Unexercisable (#)       Exercisable ($)     Unexercisable ($)
 George W. Hamlin, IV        1,253                 379                   86,671              32,310

 Robert G. Sheridan            393                 588                   29,820              41,606

No options were exercised by the named executive officers in 2000.


     Compensation  for the executive officers for whom disclosure is required by
Item 402 of Regulation S-K is determined by the Officers' Compensation Committee consisting of Daniel P. Fuller, Caroline C. Shipley, Richard P. Miller, Jr., and Alan J. Stone. The Committee's consideration consists of, but is not limited to, analysis of the following factors: financial performance of the company, including return on equity, return on assets, growth of the company, and management of assets and liabilities. In addition, the Officers' Compensation Committee conducts a comparison study of the company's executive compensation with the executive compensation for comparable positions in similar companies within the company's peer group. The Committee also considers intangible factors such as the scope of responsibility of the executive, leadership within the company, the community, and within the industry, and whether the company, under the executive's leadership, has been able to serve worthwhile public purposes while enhancing shareholder value. All of these factors are considered in the context of the market for the company's products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.




                              PERFORMANCE  GRAPH

     The performance graph shown on the following page is required to be set forth in the Proxy Statement by Item 402 (1) of Regulation S-K. The theory incorporated into this requirement is that all corporations have organized orderly markets in which to exchange their securities. The graph is provided so that stockholders and prospective stockholders can compare market results with peer companies or with indexes of companies in similar businesses or having similar capitalization, e.g., those companies which are listed on the NASDAQ or NYSE.

     THE CORPORATION'S COMMON STOCK IS NOT LISTED WITH A NATIONAL SECURITIES EXCHANGE, NOR IS IT TRADED IN THE OVER-THE-COUNTER MARKET. THE CORPORATION'S COMMON STOCK IS NOT ACTIVELY TRADED; LESS THAN 1% OF THE CORPORATION'S OUTSTANDING SHARES HAVE BEEN BOUGHT AND SOLD IN ANY YEAR REPRESENTED IN THE GRAPH. DUE TO THE EXTREMELY LIMITED NUMBER OF TRANSACTIONS, THE AVERAGE SALE PRICE OF THE CORPORATION'S COMMON STOCK USED IN THE GRAPH MAY NOT BE INDICATIVE OF THE ACTUAL MARKET VALUE OF THE CORPORATION'S COMMON STOCK. THE GRAPH SET FORTH BELOW DEPICTS THE AVERAGE SALE PRICE OF THE CORPORATION'S COMMON STOCK BASED ONLY UPON TRANSACTIONS FOR WHICH THE CORPORATION HAS PRICE INFORMATION. THERE ARE PURCHASES AND SALES OF THE CORPORATION'S COMMON STOCK FOR WHICH THE CORPORATION HAS NO PRICE INFORMATION; THEREFORE, THE ACTUAL AVERAGE SALE PRICE OF ALL SHARES BOUGHT AND SOLD IN ANY QUARTER MAY BE DIFFERENT THAN SET FORTH IN THE GRAPH.


The  following  is  the  data  table  for  the  graph:

                                             Period Ending
                       ----------------------------------------------------------
Index                  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
Canandaigua Nat. Corp    100.00    105.47    115.96    128.38    160.36    169.76
SNL <$500M Bank Index    100.00    128.71    219.41    200.34    185.44    178.90
SNL Mid-Atl. Index       100.00    143.50    203.95    226.11    287.28    352.05


                       INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

     The Board of Directors has selected KPMG LLP as independent certified public accountants of Canandaigua National Corporation until the Annual Meeting held in 2001. Representatives are expected to be present at the meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they so desire.


                              STOCKHOLDER  PROPOSALS

     To be considered for inclusion in the Corporation's proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, which is anticipated to be held on March 13, 2002, a stockholder proposal must be received by the Corporate Secretary at the address set forth on the first page of this Proxy Statement not later than December 11, 2001. Stockholders intending to submit proposals to be included in the company's proxy statement must comply with the provisions of 17 CFR 240.14a-8. Proposals so presented may be excluded from the proxy solicitation materials if they fail to meet the criteria established under the Exchange Act.

                              FINANCIAL  INFORMATION

     Incorporated by reference and made a part hereof is the Annual Report of Canandaigua National Corporation for the year ending December 31, 2000.


                                 OTHER  MATTERS

     The Board of Directors knows of no other matters to be brought before the 2001 Annual Meeting of Stockholders. However, if other matters should come before the meeting, it is the intention of each person named in the Proxy to vote it in accordance with his or her judgment on such matters.



       By  Order  of  the  Board  of  Directors

       /s/  George  W.  Hamlin,  IV
       George  W.  Hamlin,  IV
       Secretary  -  Board  of  Directors
       February  26,  2001

                                                             Appendix  A
Charter  of  the  Audit  Committee  of  the  Board  of  Directors


1.  Management  Responsibilities

It is the responsibility of management and the external auditor to plan and conduct audits and to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Further, it is the responsibility of management to assure compliance with laws and regulations and the Company's Standards of Conduct.

2.  Audit  Committee  Purpose

The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

    - Monitor the integrity of the Company's financial reporting process and system of internal controls regarding finance, accounting and legal compliance.

    - Monitor the independence and performance of the Company's external auditors and internal auditing department.

    - Provide an avenue of communication among the external auditors, management, the internal auditing department, and the Board of Directors.

    - At least once during each calendar year, arrange for a suitable audit of significant fiduciary activities as described in 12 CFR 9.

    - Review with the Internal Auditor the Risk Assessment program and approve the annual internal audit schedule.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the external auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


3.  Audit  Committee  Composition  and  Meetings

Audit Committee members shall meet the independence and experience requirements of the SEC. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors. Audit Committee members shall be recommended by the Chairman of the Board of Directors and approved by Board of Directors.

The Audit Committee shall meet quarterly, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. Management should communicate with the Committee quarterly to review the Company's financial statements. In addition, the External Auditors should review the financial statements and significant findings at least annually.

4.  Audit  Committee  Responsibilities  and  Duties

  Review  Procedures

  1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Charter  of  the  Audit  Committee  of  the  Board  of  Directors


  2. Review the Company's annual audited financial statements including discussion with management and external auditors of significant issues regarding accounting principles, practices, and judgments.

  3. Review significant findings prepared by the external auditors and the internal auditing department together with management's responses.


  External  Auditors

  4. The external auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the external auditors or the discharge of auditors when circumstances warrant.

  5.  Approve  the  fees  to  be  paid  to  the  external  auditors.

  6. On an annual basis, the Committee should review and discuss with the external auditors all significant relationships they have with the company that could impair the auditor's independence.

  7. Review the external auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

  8. Discuss the results of the audit with the external auditors, including certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

9. Consider the external auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  10. Review with the external auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

  Internal  Audit  Department  and  Legal  Compliance

  .11 Review the budget, plan, changes in plan, activities, organizational structure, risk assessment, qualifications, and independence of the internal audit department.

  12. Review the appointment and performance of the senior internal audit executive.

  13. Review reports prepared by the internal audit department together with management's response and follow-up to these reports.

  14. Review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements.

  Other  Audit  Committee  Responsibilities

  15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

  17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.